UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2024

(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

1691 Michigan Avenue, Miami Beach, Florida (Address of principal executive offices)	33139 (Zip Code)

786-297-9500

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Preliminary Estimates of Results as of December 31, 2023

On January 12, 2024, PennantPark Floating Rate Capital Ltd. (the “Company”) announced certain preliminary estimates of its financial results for the quarter ended December 31, 2023.

-	Net asset value per share was estimated to be between $11.17 and $11.22 per common share at December 31, 2023. This compares to a net asset value per common share of $11.13 at September 30, 2023.

-	Net investment income was estimated to be between $0.32 and $0.34 per common share for the quarter ended December 31, 2023. This compares to net investment income of $0.32 per common share for the quarter ended September 30, 2023.

-	Core net investment income(1) was estimated to be between $0.32 and $0.34 per common share for the quarter ended December 31, 2023. This compares to core net investment income of $0.32 per common share for the quarter ended September 30, 2023.

-	Two loans were removed from non-accrual status in the quarter resulting in one loan currently on non-accrual making up 0.1% of the portfolio at cost and 0.0% at fair market value for the quarter ended December 31, 2023.

-	As of December 31, 2023, at cost, the Company had approximately $260.9 million of borrowings outstanding under the Credit Facility, $185.0 million in aggregate principal amount of 4.25% Notes due 2026 outstanding and $228.0 million in aggregate principal amount of asset-backed debt consisting of various notes due in 2031.

-	At December 31, 2023, we had approximately $75.8 million in cash and approximately $125.1 million in unused capacity under our credit facility.

These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial position, results of operations or cash flows for the quarter ended December 31, 2023. Final results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, as well as any subsequent events, including the discovery of information affecting fair values of the Company’s portfolio investments as of December 31, 2023, arising between the date hereof and the completion of the Company’s financial statements and the filing of the Company’s Form 10-Q for the quarter then ended.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of the Company’s management. RSM US LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, RSM US LLP does not express an opinion or any other form of assurance with respect thereto.

(1) Supplemental information regarding core net investment income

Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non- recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended December 31, 2023, there were no one-time or non-recurring investment income or expenses.

Forward-Looking Statements

This report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

Item 8.01 Other Information

The information set forth under Item 2.02 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2024	PENNANTPARK FLOATING RATE CAPITAL LTD. By: /s/ Richard T. Allorto, Jr. Richard T. Allorto, Jr. Chief Financial Officer & Treasurer